UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2021

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2021, Independence Realty Operating Partnership, LP (“IROP”), the limited partnership through which Independence Realty Trust, Inc. (“IRT”) owns its assets and conducts its operations, entered into a Third Amended, Restated and Consolidated Credit Agreement (the “Restated Credit Agreement”) dated as of December 14, 2021 by and among IROP, as borrower, the subsidiary guarantors named therein, IRT as parent guarantor, KeyBank National Association ("KeyBank"), as administrative agent, and the other agents and lenders party thereto.  IRT has unconditionally guaranteed all obligations of IROP and the other borrowers under the Restated Credit Agreement.  IRT has no material assets other than its investment in IROP.

As used below, the term “Borrower Group” means, collectively, IRT, IROP and the subsidiary guarantors named in the Restated Credit Agreement.

The Restated Credit Agreement amends, restates and consolidates unsecured revolving credit and term loan credit facilities originated under the Prior Credit Agreements (as defined below) primarily (1) to increase the borrowing capacity under IROP’s existing unsecured revolving credit facility (the “Revolving Credit Facility”) from $350.0 million to $500.0 million and to extend the maturity date of the Revolving Credit Facility from May 9, 2023 to January 31, 2026 (subject to extension as described below) and (2) to continue, without material change, IROP’s three outstanding unsecured term loans in the aggregate amount of $500.0 million.  The three term loans consist of (1) a $200.0 million term loan that matures on May 18, 2026 (the “2026 Term Loan”); (2) a $200.0 million term loan that matures on January 17, 2024 (the “January 2024 Term Loan”); and (3) a $100.0 million term loan that matures on November 20, 2024 (the “November 2024 Term Loan” and, together with the 2026 Term Loan and the January 2024 Term Loan, the “Term Loans”).  Borrowing under the Revolving Credit Facility will be available for general corporate purposes.

Prior to the effective date of the Restated Credit Agreement: (1) the Revolving Credit Facility and the 2026 Term Loan were governed by that certain Second Amended and Restated Credit Agreement dated as of May 18, 2021 (the “2021 Agreement”) by, among others, IROP, the subsidiary guarantors named therein, IRT as parent guarantor, and the banks set forth therein; (2) the January 2024 Term Loan was governed by that certain Term Loan Agreement dated as of October 30, 2018 (as previously amended, the “2017 Agreement”) by, among others, IROP, certain of the subsidiary guarantors named therein, IRT as parent guarantor, and the banks set forth therein; and (3) the November 2024 Term Loan was governed by that certain Term Loan Agreement dated as of November 20, 2017 (as previously amended, the “2018 Agreement”) by, among others, IROP, certain of the subsidiary guarantors named therein, IRT as parent guarantor, and the banks set forth therein. The term “Prior Credit Agreements” means, collectively, the 2021 Agreement, the 2018 Agreement and the 2017 Agreement, each of which has been amended and restated by, and consolidated within, the Restated Credit Agreement.

Up to 10% of borrowing availability under the Revolving Credit Facility is available for swingline loans, and up to 10% of borrowing availability under the Revolving Credit Facility is available for the issuance of letters of credit.

IROP has the right to request an increase in the aggregate amount of the Restated Credit Agreement from $1.0 billion to up to $1.5 billion, subject to certain terms and conditions, including receipt of commitments from one or more lenders, whether or not currently parties to the Restated Credit Agreement, to provide such increased amounts, which increase may be allocated, at IROP’s option, to the Revolving Credit Facility and/or to one or more of the Term Loans, in accordance with the Restated Credit Agreement.

IROP may prepay the amounts outstanding under the Restated Credit Agreement, in whole or in part, at any time without fee or penalty, except for breakage costs associated with LIBOR borrowings.

Borrowings under the Revolving Credit Facility bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 125 to 200 basis points, or (ii) a base rate plus a margin of 25 to 100 basis points and borrowings under the Term Loans bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 120 to 190 basis points, or (ii) a base rate plus a margin of 20 to 90 basis points.  The applicable margin will be determined based upon IROP’s consolidated leverage ratio. The Revolving Credit Facility requires monthly payments of interest only, but requires mandatory prepayments under certain circumstances, as set forth in the Restated Credit Agreement.  At the time of closing, based on IROP’s consolidated leverage ratio, the applicable margin was 125 basis points for the Revolving Credit Facility and was 120 basis points for the Term Loans.

The Restated Credit Agreement contains customary covenants for credit facilities of this type, including restrictions on the ability of the Borrower Group to take the following actions: (i) make distributions; (ii) incur debt; (iii) make investments; (iv) grant or suffer liens; (v) undertake mergers, consolidations, asset sales and other fundamental entity changes; (vi) make material changes to contracts and organizational documents; and (vii) enter into transactions with affiliates.

The Restated Credit Agreement also contains financial covenants applicable to the Borrower Group involving (i) maximum consolidated total debt to total asset value, (ii) maximum permitted investments, (iii) minimum consolidated tangible net worth, (iv) maximum secured debt to total asset value, (v) maximum unsecured debt to eligible unencumbered properties, (vi) minimum unsecured interest coverage, and (vii) minimum consolidated fixed charge coverage.

The Restated Credit Agreement provides for certain customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

Certain of the banks and financial institutions that are parties to the Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to IRT and IROP and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.  Upon the effectiveness of the Restated Credit Agreement, the Prior Credit Agreements were subsumed within, and are now governed by, the Restated Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the execution of the Restated Credit Agreement, on December 14, 2021 the Company issued a press release, which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Third Amended, Restated and Consolidated Credit Agreement (the “Credit Agreement”‘) dated as of December 14, 2021 by and among Independence Realty Operating Partnership, LP, as borrower, Independence Realty Trust, Inc. and the other guarantors party thereto, collectively, as guarantors, Citibank, N.A. (“Citibank”) and KeyBank National Association (“KeyBank”), as the issuing lenders and swing loan lenders, the other lending institutions party thereto, KeyBank, as administrative agent, Citibank and The Huntington National Bank (“HNB”) as Revolving Facility Co-Syndication Agents, Regions Bank (“Regions”) and Capital One, National Association (“Capital One”) as 2021 Term Loan Co-Syndication Agents, Bank of American, N.A. (“BofA”), Capital One, Citizens Bank, N.A. (“Citizens”), PNC Bank, National Association (“PNC Bank”), Regions, BMO Harris Bank, N.A., HNB and Truist Bank as Co-Documentation Agents, Citibank and KeyBanc Capital Markets (“KeyBanc Capital”) as Revolving Facility Joint Bookrunners, KeyBanc Capital, Citibank and HNB as Revolving Facility Joint Lead Arrangers and KeyBanc Capital, Capital One and Regions Capital Markets as 2021 Term Loan Join Lead Arrangers, Capital One and HNB as 2017 Term Loan Co-Syndication Agents, KeyBanc Capital, Capital One and HNB as 2017 Term Loan Joint Bookrunners, KeyBanc Capital, Capital One and HNB as 2017 Term Loan Joint Lead Arrangers, Citibank as 2018 Term Loan Syndication Agent, Citibank and KeyBanc Capital as 2018 Term Loan Joint Bookrunners, and Citibank and KeyBanc Capital as 2018 Term Loan Joint Lead Arrangers.

99.1	Press release, dated December 14, 2021, issued by Independence Realty Trust, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 14, 2021	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer